                                                                   EXHIBIT 10.14
                                  UroCor, Inc.
                               William A. Hagstrom

                                    AGREEMENT


         This Agreement (this "Agreement") is executed on this 17th day of December, 1999 (the "Execution Date"), and is made effective for all purposes and in all respects as of October 26, 1999 (the "Effective Date"), by and between UroCor, Inc., a Delaware corporation (the "Company"), and William A. Hagstrom (the "Executive").

         WHEREAS, the Executive has served the Company as its chief executive officer since 1989;

         WHEREAS, in connection with executive succession planning in respect of the executive services rendered by the Executive, the executive resigned as chief executive officer as of October 26, 1999, and the Board of Directors of the Company (the "Board") elected Michael W. George as his successor;

         WHEREAS, the Executive's knowledge, expertise, experience and skills are valuable to the Company and will continue to be so after the date hereof;

         NOW, THEREFORE, in view of the foregoing, and in recognition of the Executive's valuable contributions to the success of the Company, the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive, intending legally to be bound, agree as follows:

         1. TERM. Subject to the specific provisions for termination set forth herein, the term of this Agreement shall be for the period beginning on the date hereof and ending on December 31, 2001. This Agreement shall terminate upon the occurrence of any event specified in Section 8, or upon payment of all amounts due hereunder after the death of the Executive. The Executive shall be engaged by the Company in accordance with the provisions hereof during the period beginning on the date hereof and ending on the date the Agreement terminates under the preceding provisions of this Section 1 (the "Term"). The Term shall consist of two periods, the Initial Period and the Subsequent Period (which shall consist of two phases, the 2000 Phase and the 2001 Phase). The Initial Period shall commence on the date hereof and terminate on December 31, 1999. The Subsequent Period shall commence on January 1, 2000, and terminate on the date of expiration of the Term. The 2000 Phase shall be calendar year 2000. The 2001 Phase shall be calendar year 2001.

         2. NATURE OF RELATIONSHIP. During the Initial Period, the Executive shall be an employee of the Company. During the Subsequent Period, the Executive shall be an independent contractor of the Company.

         3.       DUTIES OF EXECUTIVE.

                  (a) INITIAL PERIOD. During the Initial Period, the Executive shall continue to serve the Company as Chairman of the Board and shall perform all the proper duties, functions and authorities of that office.

                  (b) SUBSEQUENT PERIOD. During the Subsequent Period, the Executive shall serve as consultant to the Company in such advisory capacities as reasonably may be designated by the Board or the chief executive officer of the Company (the "CEO") from time to time during the remainder of the Term, and shall render such advisory services as are reasonably consistent with such capacities.

                  (c) OTHER ACTIVITIES. Notwithstanding the provisions of this
Section 3 or any other provisions hereof, it is understood that during the Subsequent Period, the Executive may engage in such activities on such terms and conditions for such other person as the Executive in his sole discretion shall desire so long as such activities do not interfere materially with or detract materially from the Executive's performance of his duties hereunder. Notwithstanding the immediately preceding sentence, during the period commencing on the Effective

Date and terminating on December 31, 2001, Employee will not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director or in any other individual or representative capacity, engage or participate in any business that is engaged in diagnostic, therapeutic or information services regarding the urology industry within the United States of America or in any other geographic area of the world where the Company engages or proposes to engage in business during the Term. Notwithstanding the immediately preceding sentence, it is agreed by the Company that the Executive may acquire an ownership interest, directly or indirectly, of not more than 1% of the outstanding securities of any company that is engaged in a business competitive with the Company and that is listed on any recognized securities exchange or quotation system in the United States, provided that such investment is of a totally passive nature and does not involve the Executive devoting time to the management or operations of such company.

         4. COMPENSATION DURING THE INITIAL PERIOD. For all the duties to be performed by the Executive hereunder during the Initial Period, the Executive shall receive a base salary at an annual rate of $248,500. Such base salary shall be payable to the Executive in installments in accordance with the Company's policy for the payment of executive salaries as in effect from time to time during the Initial Period.

         5. COMPENSATION DURING THE SUBSEQUENT PERIOD. For all the duties to be performed by the Executive hereunder during the Subsequent Period, the Executive shall receive consulting fees in an aggregate amount of $300,000, with $150,000 of such fees payable on January 4, 2000, and the remaining $150,000 of such fees payable in installments during the duration of the 2000 Phase to the Executive in accordance with the Company's policy for the payment of executive salaries as in effect from time to time during the Subsequent Period.

         6.       BENEFITS DURING THE TERM.

                  (a) DISABILITY COVERAGE. During the Initial Period and the 2000 Phase, the Executive shall continue to participate in any disability program maintained by the Company in which he is a participant on the date hereof and shall be eligible to participate in any other disability program generally offered to executive employees of the Company from time to time after the date hereof, or, in the event and to the extent such participation is not permitted pursuant to the terms thereof, the Company shall provide the Executive with substantially the same benefits thereof, to the extent that the Executive continues to contribute to the cost thereof to the same extent that such contribution is required of executive officers of the Company, until the first to occur of the following: (i) the date on which coverage ceases under the terms of the program as a result of the Executive's failure to make timely contributions or premium payments required under the program,
(ii) the date on which the disability program is terminated without the establishment of a successor disability program, (iii) the Executive's employment by an employer other than the Company that maintains a disability program in which the Executive is eligible to participate or (iv) the expiration of the Term.

                  (b) GROUP LIFE AND AD&D INSURANCE. During the Initial Period and the 2000 Phase, the Executive shall continue to participate in any group life and accidental death and dismemberment insurance program maintained by the Company in which he is a participant on the date hereof and shall be eligible to participate in any other group life and dismemberment insurance program generally offered to executive employees of the Company from time to time after the date hereof, or, in the event and to the extent such participation is not permitted pursuant to the terms thereof, the Company shall provide the Executive with substantially the same benefits thereof, to the extent that the Executive continues to contribute to the cost thereof to the same extent that such contribution is required of executive officers of the Company, until the first to occur of the following: (i) the date on which coverage ceases under the terms of the program as a result of the Executive's failure to make timely contributions or premium payments required under the program, (ii) the date on which the program is terminated without the establishment of a successor group life insurance program, (iii) the Executive's employment by an employer other than the Company that maintains any group life and accidental death and dismemberment insurance program in which the Executive is eligible to participate or (iv) the expiration of the Term.

                  (c) MEDICAL, VISION AND DENTAL BENEFITS. During the Initial Period and the 2000 Phase, the Executive and his eligible dependents shall continue to participate in any medical, vision and dental benefit programs maintained by the Company under which they are covered on the date hereof and shall be eligible to participate in any other medical, vision or dental benefit program generally offered to executive employees of the Company from time to time after the date hereof, or, in the event and to the extent such participation is not permitted pursuant to the terms thereof, the Company shall provide the Executive with substantially the same benefits thereof, to the extent that the Executive continues to contribute to the cost thereof to the same extent that such contribution is required of executive officers of the Company, until the first to occur of the following: (i) the date on which coverage ceases under the terms of a program as a result of the Executive's failure to make timely contributions or premium payments required under the program,
(ii) the date on which a program is terminated without the maintenance of any successor program, (iii) the Executive's employment by an employee other than the Company that maintains medical, vision or dental benefit program in which the Executive is eligible to participate or (iv) the expiration of the Term, and, in addition, upon the expiration of such coverage under any such medical, vision or dental benefit program, the Executive and his eligible dependents will have the right to continue coverage under the program to the extent required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

                  (d) LIFE INSURANCE. During the Initial Period, the Company shall, at its own expense, continue in force the Executive's personal life insurance policies, the expenses of which are currently borne by the Company.

                  (e) VACATION. During the Initial Period, the Executive shall continue to accrue vacation benefits in accordance with the terms of the Company's vacation policy in effect on the date hereof.

                  (f) SECTION 401(k) PLAN. During the Initial Period, at the Executive's option, he may continue to participate in the Company's qualified cash or deferred arrangement described in section 401(k) of the Internal Revenue Code of 1986, as amended, in accordance with the terms of such plan.

                  (g) STOCK PURCHASE PLAN. During the Initial Period, the Executive shall be eligible to participate in the UroCor, Inc. 1997 Employee Stock Purchase Plan to the extent that he satisfies the eligibility requirements of that plan.

     7. MISCELLANEOUS PROVISIONS REGARDING DUTIES, COMPENSATION AND BENEFITS.

                  (a) SERVICE ON BOARD OF DIRECTORS. The Company shall take all efforts reasonably within its control to cause the Executive to remain a member of the Board and the Chairman of the Board of Directors during the Initial Period, subject to any actions taken or not taken by any person in respect of compliance with any applicable fiduciary duties.

                  (b) EXPENSES. The Executive shall be reimbursed for his reasonable business and travel expenses in accordance with the general reimbursement policy of the Company then in effect with respect to its executives and as such policy may be changed from time to time thereafter by the Company, until the expiration of the Term, provided that the expenses are incurred in connection with the performance of services by the Executive that were specifically requested in advance either by the Board or the CEO, the Executive has submitted to the Company on a timely basis such documentation as may be necessary to substantiate such expenses and the business purpose thereof and the Executive has received the prior approval of the CEO or the chief financial officer of the Company for the incurrence of any expenses that either individually or in the aggregate exceed $1,000.

                  (c) DEDUCTIONS. All compensation of any nature whatsoever payable to the Executive hereunder shall be subject to deductions by the Company in accordance with all applicable laws for applicable social security taxes, federal, state and municipal taxes and other charges as may now be in effect or that may hereafter be enacted or required with respect to compensation paid to an employee or a consultant, as the case may be.

                  (d) LEGAL STATUS. The parties acknowledge that the Company makes no representation or warranty with respect to the status of the compensation paid or benefits provided to Executive hereunder under any applicable tax or other laws or regulations.

                  (e) EMPLOYEE COOPERATION. The Executive agrees that he will cooperate with the Company in connection with any claims or litigation that have arisen or may arise from activities of the Company that occurred during the Executive's employment with the Company. The Executive agrees to contact the Company immediately if the Executive is contacted by any third parties concerning such litigation or claims. The Company will pay to the Executive reasonable compensation and reimburse all reasonable expenses in connection with such activities (other than attorneys fees and related expenses).

                  (f) PROHIBITION ON RECOVERY. The Executive agrees and covenants that the Executive shall not share in or receive any monetary benefit from any monetary recovery or recoveries, whether in the form of a settlement, judgment or otherwise, if any, arising out of any claim or lawsuit pursuant to 31 USCS Section 3730, et. seq. (otherwise referred to as "qui tam" action) against the Company.

                  (g) RELEASE OF EMPLOYMENT CLAIMS. The Executive does hereby for himself and his representatives, successors, heirs, executors, administrators, legal representatives, trustees, and assigns remise, release and forever discharge the Company and its representatives, successors, executors, administrators, legal representatives, trustees, directors, officers and assigns (collectively referred to herein as the "Released Parties"), of and from any and all manner of liability, claims, demands, actions, causes of actions, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialities, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extends, executions, grievances, arbitrations, administrative proceedings and all other claims of every kind and nature whatsoever, whether in law or in equity, contract or tort, known or unknown, arising out of the Executive's employment relationship with the Company, or arising out of the cessation or termination of the Executive's employment or the lack of the Company's re-employment of the Executive, including claims for compensation or benefits, and any other claims for wrongful termination or discrimination (the "Released Claims") from the beginning of the Executive's employment through Execution Date. The Executive agrees and covenants that (a), with respect to Released Claims arising after the Execution Date and on or before the termination of the Initial Period, he shall execute and deliver to the Company a release in the form of ANNEX A hereto and (b) he shall not sue the Released Parties in connection with any of the Released Claims.

                  (h) CORPORATE ETHICS. The Executive represents and warrants that he is aware of, has read and has acted and conformed with the Company's corporate ethics policy including without limitation thereto the obligation (i) to conduct business in compliance with all applicable laws, rules and regulations, including full compliance with the requirements for billing government programs, (ii) to be honest in all public statements, advertising and publicity, (iii) to avoid misrepresentation in any business dealings recognizing that permanent business relationships can only be maintained on the basis of honest and fair dealing, (iv) to respect the Company's obligations and the individual's obligations, and neither express nor imply a promise or performance which cannot reasonably be expected to fulfill, (v) to recognize that character is a personal asset in business and give significant consideration to the selection of individuals and companies with whom the Company does business, (vi) to refrain from providing or accepting gifts, entertainment and other remuneration in the guise of business expense where the intent, effect or appearance of the gift is to influence a recipient with respect to his or her business decision, (vii) to refrain from giving or receiving any bribes in the form of money, favors, gifts or other items or services of value, including so-called "kick backs" in any transaction, (viii) to avoid any real or potential conflicts of interest and disclose any proprietary or financial interests in any organization with which the Company does business or with which it is in competition, which could adversely, or appear adversely to, influence the Company's judgment, or preclude the Company from fulfilling its responsibility,
(ix) to insure that information received in confidence for the conduct of business is not used for personal gain, or to divulge no such information with the intent of giving or receiving personal gain, or the intent of giving or receiving unfair advantage in a personal and competitive business situation or transaction and (x) to recognize the dignity of all people, to be fair and impartial in all relationships and to pursue in good faith the Company's responsibility to offer equal opportunity in business to all people. In connection herewith, the Executive has executed the statement of understanding of and compliance with the corporate ethics policy and standards of conduct attached hereto as ANNEX B. The Executive covenants and agrees that he will continue to act and conform in accordance with the Company's corporate ethics policy during the Term. The Executive also represents and warrants that he is not aware of any violation of the Company's corporate ethics policy that has not previously been reported to the Company's compliance officer for such policy.

         8. TERMINATION FOR CAUSE. Upon an Event of Termination for Cause, this Agreement shall terminate and the Company will pay to the Executive and provide to the Executive only the compensation and benefits provided for herein earned and due but unpaid through the date of such termination. An "Event of Termination for Cause" shall have occurred if (a) the Executive has been convicted by a court of competent jurisdiction of a crime involving moral turpitude, including but not limited to fraud, theft, embezzlement or any crime that results in or is intended to result in personal enrichment at the expense of the Company or (b) the Executive has committed acts amounting to gross negligence or willful misconduct to the material detriment of the Company. Whether an Event of Termination of Cause has occurred shall be determined by an independent arbitrator under the rules of the American Arbitration Association.

         9. SEVERABILITY. If any provision of this Agreement shall be held by a court of competent jurisdiction invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect. If any provision is held by a court of competent jurisdiction invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

         10.      INUREMENT.

                  (a) This Agreement shall be binding upon, and shall inure to the benefit of, the Company and the Executive and their respective heirs, personal and legal representatives, successors and assigns.

                  (b) In the event of the death or permanent disability of the Executive during the Term, the Company shall pay to the Executive's heirs and personal and legal representatives all amounts that would have become payable thereafter to the Executive pursuant to Sections 4, 5, 6 and 7(b) hereof had he died or became permanently disabled prior to the end of the Term and performed all services required hereunder.

         11. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Oklahoma and, to the extent controlling, applicable federal laws of the United States of America.

         12. NOTICES. Any notice required to be given shall be sufficient if it is in writing, hand delivered or sent by certified or registered mail, return receipt requested, first-class postage prepaid, in the case of the Executive, to his residence at the address set forth on the signature page hereof or such other address of which the Executive may hereafter notify the Company, and, in the case of the Company, to the office address of the CEO set forth on the signature page hereof or such other address of which the Company may hereafter notify the Executive.

         13. ENTIRE AGREEMENT. Except as specified herein, this Agreement contains the entire agreement and understanding by and between the Company and the Executive with respect to the subject matter hereof, and supersedes all other representations, promises, agreements, and understandings or negotiations between the parties regarding the subject matter hereof, whether written or oral, not contained herein, including without limitation thereto, that certain Employment Agreement dated as of January 1, 1990, between the Company and the Executive and, effective as of December 31, 1999, that certain Change in Control Agreement dated as of October 21, 1998, between the Company and the Executive. Notwithstanding the foregoing, nothing in this Agreement shall supersede the Non-Competition and Non-Disclosure Agreement, dated as of January 1, 1990, between the Company and the Executive, which agreement the Company and the Executive hereby (a) amend to delete Section 1(c) therefrom and (b), as so amended, acknowledge, confirm and agree is in full force and effect, a true and complete copy of which is attached hereto as ANNEX C. In addition, notwithstanding the foregoing, nothing in this Agreement shall supersede the Indemnity Agreement dated as of February 17, 1998, between the Company and the Executive, which agreement the Company and the Executive hereby confirm and agree is in full force and effect, a true and complete copy of which is attached hereto as ANNEX D.

         14. AMENDMENTS AND WAIVERS. No change or modification of this Agreement shall be valid or binding unless it is in writing and signed by the party to be charged thereby. No valid waiver of any provision of this Agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time or at any other time.

         15. ASSIGNMENTS. This Agreement is a personal services contract. The rights and obligations of the Executive hereunder may not be sold, transferred, delegated, assigned, pledged or hypothecated and any attempted assignment, transfer or sale shall be void.
         16. CAPTIONS. The captions of the various sections and subsections of this Agreement have been inserted only for purposes of convenience and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement effective as of the Effective Date.

                              "COMPANY"

                              UROCOR, INC.


                              By  /s/ Michael W. George
                                  -------------------------------------------
                                   Michael W. George, President and
                                   Chief Executive Officer

                                   840 Research Parkway
                                   Oklahoma City, OK 73104
                                   Tel: (405) 290-4000

                              "EXECUTIVE"



                              /s/ William A. Hagstrom
                              ----------------------------------------------
                                                   William A. Hagstrom

                              2905 Harris Drive
                              Edmond, OK 73013
                              Tel: (405) 340-6770

                                  UroCor, Inc.
                               William A. Hagstrom

                              ADDENDUM TO AGREEMENT


This Addendum to Agreement is made as of this 1st day of March, 2000, to that certain Agreement dated effective October 26, 1999 (the "Agreement"), between UroCor, Inc. ("Company") and William A. Hagstrom ("Consultant").

                               W I T N E S S E T H:

Pursuant to Section 3(b) of the Agreement, Company and Consultant wish to designate certain responsibilities and obligations of the Consultant thereunder that are consistent with the advisory capacities in which the Consultant is to serve the Company thereunder.

Now, therefore, in view of the foregoing, it hereby is agreed that Consultant shall devote such time as may reasonably be designated by the Chief Executive Officer of Company to represent Company at various functions including trade shows and seminars and to analyze technical and financial data to assist executive officers of Company in strategic planning and forecasting. It is acknowledged that the defining of specific responsibilities is not intended to limit the activities of Consultant, but is intended to clarify specific duties that can now be identified as requiring Consultant's efforts.

During the term of the Agreement, Consultant agrees that, on a quarterly basis, he will provide to management of Company his views on trends in Company's industry and make himself available to provide information to the Company about issues that he has gleaned from various sources in Company's industry.

This Addendum is executed pursuant to Section 14 of the Agreement and shall be effective as of the date hereof.

                                  UROCOR, INC.


                                  By /s/ Michael W. George
                                     --------------------------------------
                                           Michael W. George, President and
                                                Chief Executive Officer


                                  /s/ William A. Hagstrom
                                  ------------------------------------------
                                                 William A. Hagstrom

                                                                         ANNEX A
                          RELEASE OF EMPLOYMENT CLAIMS

         The Executive does hereby for himself and his representatives, successors, heirs, executors, administrators, legal representatives, trustees and assigns remise, release and forever discharge the Released Parties of and from any and all manner of Released Claims arising after the Execution Date and on or before the date of termination of the Initial Period.

         Defined terms used herein shall have meanings given them in that certain Agreement made as of December 17, 1999, between UroCor, Inc. and the undersigned.

         IN WITNESS WHEREOF, the undersigned hereunto has executed this Release of Employment Claims on the 31st day of December, 1999.

                                     /s/ William A. Hagstrom
                                     -----------------------------------------
                                                           William A. Hagstrom

                                                                    ANNEX B

                         UROCOR, INC. COMPLIANCE PROGRAM

                STATEMENT OF UNDERSTANDING OF AND COMPLIANCE WITH
                  CORPORATE ETHICS POLICY, STANDARDS OF CONDUCT
                     AS WELL AS UROCOR'S COMPLIANCE PROGRAM

I CERTIFY THAT I HAVE READ AND UNDERSTAND THE CORPORATE ETHICS POLICY AND AGREE TO ABIDE BY IT DURING MY EMPLOYMENT AT UROCOR. I ACKNOWLEDGE THAT I HAVE DUTY TO REPORT ANY ALLEGED OR SUSPECTED VIOLATION OF THE CORPORATE ETHICS POLICY OR STANDARDS OF CONDUCT TO THE COMPLIANCE OFFICER. UNLESS OTHERWISE NOTED BELOW, I AM NOT AWARE OF ANY VIOLATION OF THE CORPORATE ETHICS POLICY OR STANDARDS OF CONDUCT. I UNDERSTAND THAT COMPLIANCE WITH THE STANDARDS OF CONDUCT, ETHICS POLICY, EMPLOYEE HANDBOOK, AND OTHER UROCOR POLICIES, ALTHOUGH REQUIRED FOR EMPLOYMENT, DOES NOT IN ANY WAY PROMISE OR IMPLY A CONTRACT OF EMPLOYMENT.
Date ______________________    Session Attended (Time)_______________________

-------------------------------------------------------------------------------

     Signature              /s/ William A. Hagstrom                     12/30/99
                            ---------------------------------------------------
     Print Name             William A. Hagstrom
                            ---------------------------------------------------

--------------------------------------------------------------------------------


     Job Title/Position___________________ Supervisor__________________________

--------------------------------------------------------------------------------
Location: (circle one)                               Department

Home Office         Field Location         __________________________________


Any concerns or questions - use back if necessary

                         UROCOR, INC. COMPLIANCE PROGRAM

                           STATEMENT OF CERTIFICATION
          CORPORATE ETHICS POLICY, STANDARDS OF CONDUCT, AND COMPLIANCE
I CERTIFY THAT I HAVE READ AND UNDERSTAND THE CORPORATE ETHICS POLICY AND AGREE TO ABIDE BY IT DURING MY EMPLOYMENT AT UROCOR. I ACKNOWLEDGE THAT I HAVE DUTY TO REPORT ANY ALLEGED OR SUSPECTED VIOLATION OF THE CORPORATE ETHICS POLICY OR STANDARDS OF CONDUCT TO THE COMPLIANCE OFFICER. UNLESS OTHERWISE NOTED BELOW, I CERTIFY THAT I AM UNAWARE OF ANY UNREPORTED COMPLIANCE MATTER IN MY AREA OF RESPONSIBILITY. I UNDERSTAND THAT COMPLIANCE WITH THE STANDARDS OF CONDUCT, ETHICS POLICY, EMPLOYEE HANDBOOK, AND OTHER UROCOR POLICIES, ALTHOUGH REQUIRED FOR EMPLOYMENT, DOES NOT IN ANY WAY PROMISE OR IMPLY A CONTRACT OF EMPLOYMENT.
-------------------------------------------------------------------------------

    Signature                     /s/ William A.
                                  ---------------------------------------

    Print Name                    William A. Hagstrom
                                  ---------------------------------------

    Title                         Chairman
                                  ---------------------------------------

    Date                          11-4-99
                                  ---------------------------------------

-------------------------------------------------------------------------------
What to do if you know of an UN-reported concern---Attach In-take form (s)
Use template and print out and send as attachment to this document-do not e-mail Purpose of Policy
Each Quarter Managers and supervisors are required to complete a certification that they are UN-aware of any unreported compliance concern in their area of responsibility. As employees are required to report--manager's are required to certify. In this way managers and employees work together to make sure that any are of compliance is surfaced and worked so that the company can move productively toward resolution and early correction of any error, mistake or system problem.

                DO NOT E-MAIL THIS DOCUMENT--PRINT AND MAIL TO CO

Check One:
     X              No Attachments                         Attachments included
------------------                 -----------------------

                                                                         ANNEX C
                              CYTODIAGNOSTICS, INC.

                  NON-COMPETITION AND NON-DISCLOSURE AGREEMENT

         THIS AGREEMENT ("Agreement"), made and entered into effective as of the 1st day of January, 1990, by and between CytoDiagnostics, Inc. ("Employer"), a Delaware corporation with its principal office and principal place of business located at 2925 United Founders Boulevard, Oklahoma City, OK 73112, and William A. Hagstrom ("Employee"), as resident of Oklahoma City, Oklahoma.

                                   WITNESSETH:
         WHEREAS, Employer desires to employ Employee, and Employee desires to accept employment with Employer upon and subject to the terms, conditions and provisions hereinafter set forth; and

         WHEREAS, Employer in its line of business has developed valuable technical information and know-how, which information and know-how are used in its business and in licensed operations; and

         WHEREAS, Employee, by virtue of his assigned responsibilities or responsibilities to be assigned by Employer and through his activities in the employ of Employer has become or may become acquainted therewith;

         NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual covenants and agreements hereinafter contained, the parties hereto covenant and agree as follows:

         SECTION 1. As a condition of employment, or continued employment, as the case may be, of Employee by Employer, and of the disclosure by Employer to Employee of Employer's confidential and/or proprietary information, which disclosure may include any one or more of the areas involving trade secrets, business plans, products manufactured by Employer, processes therefor, apparatus and maintenance thereof, research, research programs, sales plans and sales and marketing information of Employer, customer, vendor, supply and price lists, and lists of key employees or potential key employees, including similar information with respect to any subsidiary and related companies, it is agreed by Employer and Employee that:

     (a) All such confidential and/or proprietary information including any information relating to manufacturing techniques, processes, formulas, developments or experimental work, work in process or business trade secrets, are the property of Employer and shall be held by Employee in trust therefor, and shall not be used except for the benefit of Employer or disclosed by Employee to any person, firm or corporation either during or after his employment without the express, written consent of an executive officer of Employer.

     (b) Employee shall promptly disclose to Employer or its nominee any and all inventions, discoveries and improvements conceived or made by Employee alone or in concert with others during the period of his employment and related to the then current or contemplated business or activities of Employer, and Employee assigns and agrees to assign all his interest therein to Employer or its nominee and whenever requested to do so, Employee shall execute any and all applications, assignments or other instruments which Employer shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect Employer's interests therein. These obligations shall continue beyond the termination of employment with respect to inventions, discoveries and improvements conceived or made by Employee alone or in concert with others during the period of his employment, and shall be binding upon Employee, his assigns, executors, administrators and other legal representatives.

     (c) Employee, upon termination of employment, shall not take with him, without first obtaining the express, written consent of an executive officer of Employer, any drawings, blueprints, notes, memoranda, specifications, devices, documents or any other material containing or disclosing any of the matter referred to herein, whether an original or reproduction, or any tangible evidence of confidential and/or proprietary information or data belonging to or under the control of Employer.

     (d) The covenants and agreements of Employee set forth in this Section 1 shall survive the termination of the Agreement and the termination of Employee's employment by Employer and inure to the benefit of the Company and its assigns and successors.

         SECTION 2. Employee will strictly adhere to any obligations which he may have to former employers insofar as the use or disclosure of confidential and/or proprietary information is concerned.

         SECTION 3. In the event that any one or more but not all of the provisions of this Agreement are declared unlawful and/or unenforceable by a court of competent jurisdiction, such court determination shall not affect the legality and/or enforceability of the other provisions hereof.

         SECTION 4. No omission of Employer to require performance by Employee of any of the terms of this Agreement shall in any manner affect Employer's right to require full performance by Employee of any or all of the obligations of this Agreement, nor shall any such omission be construed as a waiver of any of the terms herein.

         SECTION 5. This Agreement contains the entire Agreement between Employer and Employee relating to the subject matter hereof and supersedes any and all prior agreements, if any, between Employer and Employee relating to such subject matter.

         SECTION 6. This Agreement may not be modified or amended except by a written instrument signed by the parties hereto.

         SECTION 7. This Agreement shall be binding upon the Employee and upon his heirs, executors, administrators and other legal representatives.

         IN WITNESS WHEREOF, each of the Employer and Employee has executed this Agreement as of the date and year first above written.

                                    Employer:
                                    CYTODIAGNOSTICS, INC.

                                    By /s/ Don E. Spyrison
                                       -------------------------------
                                               Don E. Spyrison
                                           Chairman of the Board

                                    Employee:

                                    /s/ William A. Hagstrom
                                    ----------------------------------
                                               William A. Hagstrom

                                                                         ANNEX D

                               INDEMNITY AGREEMENT


         THIS AGREEMENT (this "Agreement") is made as of the 17th day of February, 1998, between UroCor, Inc., a Delaware corporation (the
"Corporation"), and William A. Hagstrom ("Indemnified Party").

                                   WITNESSETH:

         WHEREAS, Indemnified Party is, or is about to become, an officer or a member of the Board of Directors of the Corporation and in such capacity is performing a valuable service for Corporation;

         WHEREAS, Indemnified Party may from time to time serve as a director, officer, employee, agent or fiduciary of other corporations, partnerships, joint ventures, trusts or other enterprises, entities or plans at the request of the Corporation in order to pursue the Corporation's interests;

         WHEREAS, the Bylaws (the "Bylaws") of Corporation provide for the mandatory indemnification of the officers, directors, agents and employees of the Corporation to the maximum extent authorized by Section 145 of the Delaware General Corporation Statute, as amended hereafter (the "State Statute");

         WHEREAS, such Bylaws and the State Statute specifically provide that they are not exclusive and thereby contemplate that contracts or other arrangements not inconsistent with the State Statute may be entered into between the Corporation and the members of its Board of Directors and its officers with respect to indemnification of such directors and officers;

         WHEREAS, in accordance with the authorization provided by the State Statute, Corporation has purchased and will maintain a policy of Directors' and Officers' Liability Insurance ("D&O Insurance"), covering certain liabilities that may be incurred by its directors and officers in the performance of their services for Corporation, possibly including certain liabilities for which indemnification by the Corporation is not authorized or permitted under the State Statute;

         WHEREAS, uncertainties with respect to the terms and availability of D&O Insurance and with respect to the application, amendment and enforcement of statutory and by-law indemnification provisions make it desirable to supplement and enhance the adequacy and reliability of the protection afforded to directors and officers thereby; and

         WHEREAS, to supplement and enhance the protection afforded Indemnified Party and to induce Indemnified Party to continue to serve as a member of the Board of Directors or as an officer of the Corporation, the Corporation has determined and agreed to enter into this Agreement with Indemnified Party, which has been approved and adopted by the Corporation's Board of Directors;

NOW, THEREFORE, in consideration of Indemnified Party's continued service as a director or an officer of the Corporation after the date hereof the parties hereto agree as follows:

         1.       DEFINITIONS.  For purposes of this Agreement:

         "Litigation Costs" means costs, charges, expenses and obligations, including, without limitation, all bonds, expenses of investigation, fees and expenses of experts, accountants or other professionals, travel and lodging expenses, court costs, transcript costs, duplicating costs, printing and binding costs, telephone charges, postage, delivery fees and attorneys' fees, retainers and expenses, reasonably incurred or contracted for in the investigation, defense or prosecution of or other involvement in any Proceeding and any appeal therefrom, and all costs of appeal, attachment, supersedeas and other bonds that may be relevant to any Proceeding.

         "Losses" means the total of all amounts which Indemnified Party becomes, or may become, legally obligated to pay in connection with any Proceeding, including (without limitation) judgments, penalties, fines, court or investigative costs, amounts paid in settlement, amounts lost or ordered forfeited pursuant to injunctive sanctions, and all Litigation Costs.

         "Proceeding" means any threatened, pending or completed action, suit, arbitration, mediation, alternative dispute resolutions mechanism, proceeding, subpoena compliance, inquiry or investigation, whether civil, criminal, administrative or investigative (whether external and involving outside parties or internal to the Corporation, including, but not limited to, an action by or in the right of the Corporation and any internal investigation conducted by the Board of Directors or any committee or other designee thereof or any other person), and whether formal or informal.

         2. INDEMNITY OF INDEMNIFIED PARTY. The Corporation hereby agrees to indemnify Indemnified Party to the fullest extent authorized or permitted by the provisions of the State Statute, including, but not limited to, (a) the maximum extent permitted by the provisions of the State Statute which provide that the State Statute is not the exclusive basis for indemnification of directors and officers and (b) the maximum extent authorized or permitted by any amendment thereof or other statutory provision authorizing or permitting such indemnification which is adopted after the date hereof.

         3. ADDITIONAL INDEMNITY. In addition to and not in substitution for or diminution of the obligations of indemnification set forth in Section 2 hereof, the Corporation hereby further agrees to indemnify Indemnified Party to the fullest extent permitted by law against any and all Litigation Costs and Losses of Indemnified Party in connection with any Proceeding to which Indemnified Party is, was or at any time becomes a party, or is threatened to be made a party or otherwise becomes involved (other than as plaintiff except where being a plaintiff or intervenor is necessary to avoid RES JUDICATA or collateral estoppel or other estoppel or other result as to matters which may adversely impact Indemnified Party) by reason of the fact that Indemnified Party is, was or at any time becomes a director, officer, employee, agent or fiduciary of the Corporation, or is or was serving or at any time serves at the request of the Corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise or any benefit plan related to the business and affairs of the Corporation, and specifically including any Proceeding brought pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any other provision under the Exchange Act and the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          4. LIMITATIONS ON INDEMNITY. No amounts of Indemnity pursuant to
Section 2 or 3 hereof shall be paid by the Corporation:

                  (a) except to the extent that the aggregate of Litigation Costs and Losses in any Proceeding or group of related Proceedings to be indemnified hereunder exceeds the amount of Litigation Costs and Losses for which the Indemnified Party actually receives indemnification payments or on whose behalf indemnification payments are made pursuant to any D&O Insurance policy or from any other source;

                  (b) on account of any payments required to be paid by an Indemnified Party as a result of any Proceeding in which a final, non-appealable judgment is rendered against Indemnified Party for an accounting or disgorgement of profits made from the purchase or sale by Indemnified Party of securities of the Corporation pursuant to the provisions of Section 16(b) of the Exchange Act;

                  (c) on account of Indemnified Party's conduct which is finally adjudged in any Proceeding to have been knowingly fraudulent, deliberately dishonest or an act or omission involving willful misconduct; or

                  (d) if a final non-appealable decision by a court having jurisdiction over the parties and the subject matter shall determine that such indemnification is not lawful.

         5. CONTINUATION OF INDEMNITY. All agreements and obligations of the Corporation contained herein shall continue during the period Indemnified Party is a director, officer, employee, agent or fiduciary of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise or any benefit plan related to the business and affairs of the Corporation or of any of its affiliates, subsidiaries, associates or other entities in which it is interested) and shall continue thereafter so long as Indemnified Party shall be subject to any possible Litigation Costs or Losses in any Proceeding by reason of the fact that Indemnified Party was a director, officer, employee, agent or fiduciary of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise or any such benefit plan).

         6. NOTIFICATION AND DEFENSE OF CLAIM. Promptly after receipt by Indemnified Party of notice of the commencement of any Proceeding, Indemnified Party shall, if a claim in respect thereof is to be made against the Corporation under this Agreement, give written notice to the Corporation of the commencement thereof as promptly as practicable; but the omission so to notify the Corporation will not relieve the Corporation from any liability that it may have to Indemnified Party unless the Corporation can demonstrate by clear and convincing evidence that it was materially prejudiced by the failure to receive such notice. With respect to any such Proceeding as to which Indemnified Party becomes involved:

                  (a) the Corporation will be entitled to participate therein at its own expense;

                  (b) except as otherwise provided below, to the extent that it may wish, the Corporation may, jointly with any other indemnifying party, assume the defense thereof, with outside counsel that must be reasonably satisfactory to Indemnified Party. After notice from the Corporation to Indemnified Party of its election so to assume the defense thereof (and consent of Indemnified Party as to the Corporation's choice of outside counsel, which consent will not be unreasonably withheld), the Corporation will be liable to Indemnified Party under this Agreement for all Litigation Costs (subject to Section 4 above and other than as provided below with respect to attorneys'
         fees) incurred in connection therewith. Indemnified Party shall have the right to employ personal counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof (and consent of Indemnified Party as to the Corporation's choice of outside counsel) shall be at the expense of Indemnified Party, unless (i) the employment of counsel for Indemnified Party has been authorized by the Corporation, (ii) Indemnified Party shall have concluded in good faith that there may be a conflict of interest between the Corporation and Indemnified Party in the conduct of the defense (or part of the defense) of such action, or
         (iii) the Corporation in fact shall not have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Corporation or as to which Indemnified Party shall have made the conclusion provided for in clause
         (ii) of this Section 6(b); and

                  (c) the Corporation shall not be liable to indemnify Indemnified Party under this Agreement for any Losses paid in settlement of any Proceeding or claim effected without its written consent. The Corporation shall not settle any Proceeding or claim in any manner that would impose any penalty, sanction or limitation on Indemnified Party, or otherwise effectively indicate the existence of any wrongful act by Indemnified Party, without Indemnified Party's written consent. Neither the Corporation nor Indemnified Party shall unreasonably withhold its consent to any proposed settlement. Without intending to limit the circumstances in which it would be unreasonable for the Corporation to withhold its consent to a settlement, the parties hereto agree it would be unreasonable for the Corporation to withhold its consent to a settlement in an amount that did not exceed, in the business judgment of the Board of Directors of the Corporation, the estimated amount of Litigation Costs of Indemnified Party to litigate the Proceeding to conclusion, provided that there is no other materially adverse consequence to the Corporation from such settlement.

         7. NO PRESUMPTIONS. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that (a) Indemnified Party did not act in good faith, (b) with respect to any criminal action or proceeding, Indemnified Party had reasonable cause to believe that his or her conduct constituted a criminal violation or (c) Indemnified Party was knowingly fraudulent, deliberately dishonest or committed an act, or made an omission, involving willful misconduct.

         8. MANDATORY ADVANCEMENT OF EXPENSES. At the request of Indemnified Party, Litigation Costs incurred or contracted for by him or her in any Proceeding shall be paid by the Corporation on a continuing and current basis, in advance of the final disposition of such matter, with the undertaking which Indemnified Party makes hereby that if it shall be ultimately determined that Indemnified Party was not entitled to be indemnified therefor, or was not entitled to be fully indemnified therefor, Indemnified Party shall repay to the Corporation the amount, or appropriate portion thereof, so advanced. Such advancement and current payment of Litigation Costs by the Corporation shall be made promptly (but in any event within 10 days) after receipt by the Corporation of Indemnified Party's request therefor.

         9. REPAYMENT OF EXPENSES. Indemnified Party agrees that Indemnified Party will reimburse the Corporation for all Litigation Costs paid by the Corporation in connection with any Proceeding in which Indemnified

Party is involved in the event and only to the extent that it shall be ultimately determined by final non-appealable judgment of a court of competent jurisdiction that Indemnified Party is not entitled to be indemnified by the Corporation for such Litigation Costs under the provisions of the State Statute, the Bylaws and this Agreement.

         10.      PROCEDURE.

                  (a) Indemnification hereunder shall be made promptly and in any event within 30 days of Indemnified Party's written request therefor, unless (i) an affirmative determination is made reasonably and within such 30-day period by the Corporation in the manner provided in Section 10(b) below that Indemnified Party is not entitled to indemnity hereunder for any reason other than as contemplated by clause
         (ii) of this Section 10(a), or (ii) an affirmative determination is required by the State Statute or other applicable law that the Indemnified Party met an applicable standard of conduct, in which case the Corporation will cause such determination to be made within 60 days from the date of the written request for indemnity.

                  (b) The determination to be made by the Corporation under
         Section 10(a) above shall be based on the facts known at the time and shall be made (i) by the Board of Directors of the Corporation, by a majority vote of a quorum consisting of directors who are not parties to the Proceeding ("disinterested directors"), or (ii) if such a quorum is not obtainable, by independent legal counsel in a written opinion, or (iii) even if such a quorum is obtainable, by independent legal counsel in a written opinion if the Board of Directors of the Corporation, by a majority vote of a quorum consisting of disinterested directors, so directs, or (iv) by the stockholders of the Corporation. Any such determination may be contested by Indemnified Party as hereinafter contemplated.

                  (c) A failure to make any required determination within the period of time specified shall be deemed to be a determination favorable to the Indemnified Party.

         11.      ENFORCEMENT.

                  (a) The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Corporation hereby and has obtained the approval of its Board of Directors to induce Indemnified Party to serve or continue serving as a director or an officer of Corporation and acknowledges that Indemnified Party is relying upon this Agreement in agreeing to serve or continue serving in such capacity.

                  (b) In the event Indemnified Party is required to bring any action to enforce rights or to collect moneys due under this Agreement, the Corporation shall reimburse Indemnified Party, on a continuing and current basis, for all of Indemnified Party's reasonable fees and expenses in bringing and pursuing such action and Indemnified Party shall have no obligation to reimburse the Corporation therefor unless Indemnified Party is not successful in such action after rendition of a final, non-appealable judgment by a court of competent jurisdiction.

                  (c) The right to indemnification hereunder shall be enforceable by Indemnified Party in any court of competent jurisdiction if Indemnified Party's claim therefor is denied, in whole or in part, in the manner provided herein, or if no disposition of such claim is made within 60 days from the receipt by the Corporation of Indemnified Party's request for indemnification hereunder.

         12. SEVERABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. To the extent necessary to give effect to this Agreement, should any provision hereof be held invalid or unenforceable, this Agreement shall be reformed in such a manner as to provide the maximum indemnity contemplated hereby to Indemnified Party, it being the intention of the parties hereto that this Agreement be otherwise given its maximum effect consistent with the laws and, to the extent applicable, public policies of the State of Delaware.

         13. OBLIGATION TO AMEND. The Corporation agrees to take all actions necessary to amend this Agreement in the future to increase or otherwise maximize the indemnity protections intended to be afforded hereby to the extent then permitted by law.

         14. NOTICE. Any notice, request or other communication hereunder to the Corporation or Indemnified Party shall be in writing and delivered or sent by postage prepaid first class mail or by hand delivery or express mail service or by facsimile transmission as follows: (a) if to the Corporation, addressed to UroCor, Inc., 800 Research Parkway, Oklahoma City, Oklahoma 73104, facsimile 405/290-4059, and (b) if to Indemnified Party, to the address shown on the signature page hereof or to such other address as Indemnified Party shall designate from time to time to the Corporation in writing.

         15.      GOVERNING LAW; BINDING EFFECT; AMENDMENT AND TERMINATION.

                  (a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

                  (b) This Agreement shall be binding upon Indemnified Party and upon the Corporation, its successors and assigns, and shall inure to the benefit of Indemnified Party, his or her heirs, personal representatives and assigns and to the benefit of the Corporation, its successors and assigns. The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or any substantial part of the business or assets of the Corporation, by agreement in form and substance satisfactory to Indemnified Party, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. Failure of the Corporation to obtain such agreement prior to effectiveness of any succession shall be a breach of this Agreement and shall entitle Indemnified Party to appropriate equitable relief or monetary damages from the Corporation in an amount necessary to provide Indemnified Party with the protections to which he or she would be entitled hereunder. As used in this Agreement, the "Corporation" shall mean the Corporation as hereinbefore defined and any successor to its business or assets as aforesaid that executes and delivers the agreement provided for by this Section 15(b) or that otherwise becomes bound by all of the terms and provisions of this Agreement by operation of law.

                  (c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

         16. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the parties relating to the subject matter hereof and supersedes all prior agreements between the parties relating to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                  UroCor, Inc.


                                  By: /s/ Michael N. McDonald
                                      -------------------------------------
                                                    Michael N. McDonald
                                                       Vice President and
                                                    Chief Financial Officer


                                  [Name of Indemnified Party]


                                  /s/ William A. Hagstrom
                                  -----------------------------------------
                                  William A. Hagstrom

                                  Address:      800 Research Parkway
                                                Oklahoma City, OK 73104

                                  Facsimile:   (405) 290-4059